Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated March 11, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 99.1 of Thomson Reuters Corporation's Annual Report on Form 40-F for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 7, 2014